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                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF SCC COMMUNICATIONS CORP.
                             a Delaware corporation


         SCC Communications Corp. (the "corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is SCC Communications Corp. The original name of the corporation was Systems Concepts of Colorado, Inc. and was initially incorporated under said name in the state of Colorado on July 2, 1979. The corporation's name was changed into SCC Communications Corp. pursuant to a merger between Systems Concepts of Colorado, Inc. and SCC Communications Corp., a Delaware corporation on September 21, 1993. The corporation was the surviving entity in the merger. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 17, 1993. The Certificate of Incorporation of the corporation was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on each of April 28, 1994; January 26, 1995; February 29, 1995; and March 5, 1996.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation was adopted by the corporation's Board of Directors and stockholders, the stockholders of the corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of at least a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation.

         3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   "ARTICLE I

         The name of this corporation is SCC Communications Corp.

                                   ARTICLE II

         The address of this corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.





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                                  ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         1. Classes of Stock. This corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Thirty Million (30,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Fifteen Million (15,000,000), which shares of Preferred Stock shall be undesignated as to series.

         2. Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         3.      Rights, Preferences, Privileges and Restrictions of Common
Stock.
                 (a) Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                 (b) Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this corporation.

                 (c) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with





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the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

         1. Exculpation. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         2. Indemnification. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

         3. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.

                                  ARTICLE VII

         No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into,





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exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

                                  ARTICLE VIII

         The corporation is to have a perpetual existence.

                                   ARTICLE IX

         The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Amended and Restated Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

         The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                   ARTICLE XI

         No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE XII

         Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation."





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                                   SIGNATURES

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the corporation as of this ____ day of May, 1998.

                                       SCC COMMUNICATIONS CORP.,
                                       a Delaware corporation



                                       By:
                                          --------------------------------------
                                          George K Heinrichs
                                          President and Chief Executive Officer


ATTEST:



--------------------------------
John G. Lewis, Secretary





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